Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-22087 of GRC International, Inc. of our report dated July 28, 1998, appearing in the Annual Report on Form 10-K of GRC International, Inc. for the year ended June 30, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
McLean, Virginia
September 18, 1998